Exhibit 99.1

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Lucy Neugart and Samantha Verdile

Sard Verbinnen & Co.

415-618-8750 and 212-687-8080

DineEquity, Inc. Reports Solid First Quarter 2013 Results

•                  First quarter 2013 adjusted EPS (Non-GAAP) of $1.14 and GAAP EPS of $0.93

•                  First quarter dividend of $0.75 per share of common stock paid

•                  Strong free cash flow of $59.0 million

•                  General and administrative expenses reduced by 14% year-over-year

•                  Senior secured credit facility re-priced to lower term loan interest rate

•      Interest expense reduced by 16% year-over-year

•                  Reiterates financial performance guidance for fiscal 2013

GLENDALE, Calif., May 2, 2013 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the first quarter of 2013.

“DineEquity started 2013 by delivering solid financial results in the first quarter. Significant strides were made against our strategic priorities.  As promised, we announced our capital allocation strategy, which returns significant free cash flow to shareholders through a combination of a meaningful dividend and a $100 million share repurchase authorization,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.  “We successfully re-priced our senior secured credit facility, lowering the interest rate of the term loan to 3.75% from 4.25%.  In addition, modifications to debt covenants were made to reduce limitations on our capital allocation options.  We are laser focused on managing our capital structure and G&A.  In addition, we remain steadfast in our strategic plans for both IHOP and Applebee’s, designed to drive consistent and sustainable same-restaurant sales and traffic growth in a challenging consumer environment.”

First Quarter 2013 Financial Highlights

•                  Adjusted net income available to common stockholders was $21.8 million, representing adjusted earnings per diluted share of $1.14 for the first quarter of 2013. This compares to $24.6 million, or adjusted earnings per diluted share of $1.36, for the first quarter of 2012. The decrease was mainly due to, as expected, lower segment profit as a result of DineEquity’s ownership of significantly fewer Applebee’s company-operated restaurants compared to the same quarter of 2012.  The decline was partially offset by lower general and administrative expenses and lower cash interest expense. (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $17.9 million, or earnings per diluted share of $0.93 for the first quarter of 2013, compared to $29.9 million, or earnings per diluted share of $1.64, for the first quarter of 2012.  The decrease was primarily due to lower asset disposition gains and, as expected, lower segment profit resulting from refranchising.  These items were partially offset by lower income taxes, a decline in general and administrative expenses, and lower interest expense.

•                  EBITDA was $73.7 million for the first quarter of 2013. (See “Non-GAAP Financial Measures” below.)

•                  Free cash flow was $59.0 million for the first quarter of 2013 compared to $44.0 million in the first quarter of 2012.  (See “Non-GAAP Financial Measures” below.)

•                  Consolidated general and administrative expenses were $34.0 million for the first quarter of 2013 compared to $39.6 million in the first quarter of 2012.  The decrease was primarily due to lower personnel costs as a result of refranchising and the Company’s comprehensive restructuring initiative, and lower stock-based compensation.

Same-Restaurant Sales Performance

Following a slow start to 2013 for the restaurant category due to an uneven U.S. macroeconomic environment, overall consumer sentiment remains mixed.

•                  Applebee’s domestic system-wide same-restaurant sales decreased 1.3% for the first quarter of 2013 compared to the first quarter of 2012.  The decline in same-restaurant sales reflected a decrease in traffic, partially offset by a higher average guest check.

•                  IHOP’s domestic system-wide same restaurant sales decreased 0.5% for the first quarter of 2013 compared to the same quarter of 2012.  The decline in same-restaurant sales reflected a decrease in traffic, partially offset by a higher average guest check.

Re-Pricing of Senior Secured Credit Facility

On February 5, 2013, DineEquity announced the completion of the re-pricing of its senior secured credit facility, including its senior secured revolving credit facility, which remained at $75 million. In addition, modifications to certain covenants were made to provide added flexibility. As a result of the re-pricing, interest is computed at LIBOR plus 2.75% with a LIBOR floor of 1.00%, or a current term loan interest rate of 3.75%.

Financial Performance Guidance for Fiscal 2013

DineEquity reiterates its financial performance guidance for fiscal 2013 contained in the press release issued on February 27, 2013.

Investor Conference Call Today

The Company will host an investor conference call on Thursday, May 2, 2013, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its first quarter 2013 results.  To participate on the call, please dial (888) 713-4218 and reference pass code 68288754.  International callers, please dial (617) 213-4870 and reference pass code 68288754. Participants may also pre-register to obtain a unique pin number to join the live call without operator assistance by visiting the following Web site:

https://www.theconferencingservice.com/prereg/key.process?key=PC3EPEFCK

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed through 11:59 p.m. Pacific Time on May 9, 2013 by dialing (888) 286-8010 and referencing pass code 18517223.  International callers, please dial (617) 801-6888 and reference pass code 18517223.  An online archive of the webcast also will be available on the Investor Information section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar® and IHOP® brands.  With more than 3,600 restaurants combined in 17 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; third-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.” “Adjusted EPS” is computed for a given period by deducting from net income (loss) available to common stockholders for such period the effect of any impairment and closure charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, any one-time litigation settlement charges, any general and administrative restructuring costs, net of savings, any gain or loss related to the disposition of assets, and any state income tax impact of deferred taxes due to refranchising incurred in such period. This is presented on an aggregate basis and a per share (diluted) basis. The Company defines “EBITDA” for a given period as income before income taxes less interest expense, loss on retirement of debt, depreciation and amortization, impairment and closure charges, non-cash stock-based compensation, gain/loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less dividends paid and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes after the receipts from long-term receivables, and the funding of operating activities, capital expenditures and dividends. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Segment Revenues:
Franchise and restaurant revenues	$128,329	$209,294
Rental revenues	31,003	32,005
Financing revenues	3,837	4,283
Total segment revenues	163,169	245,582
Segment Expenses:
Franchise and restaurant expenses	44,476	111,815
Rental expenses	24,269	24,537
Financing expenses	—	655
Total segment expenses	68,745	137,007
Gross segment profit	94,424	108,575
General and administrative expenses	34,032	39,632
Interest expense	25,295	30,221
Amortization of intangible assets	3,071	3,075
Impairment and closure charges	838	722
Loss on extinguishment of debt	20	2,611
Debt modification costs	1,296	—
Gain on disposition of assets	(318)	(16,733)
Income before income taxes	30,190	49,047
Income tax provision	(11,951)	(17,703)
Net income	$18,239	$31,344

Net income available to common stockholders:
Net income	$18,239	$31,344
Less: Net income allocated to unvested participating restricted stock	(329)	(796)
Less: Accretion of Series B Convertible Preferred Stock	—	(668)
Net income available to common stockholders	$17,910	$29,880

Net income available to common stockholders per share:
Basic	$0.95	$1.69
Diluted	$0.93	$1.64

Weighted average shares outstanding:
Basic	18,911	17,682
Diluted	19,193	18,651

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$117,382	$64,537
Receivables, net	81,587	128,610
Prepaid income taxes	—	16,080
Prepaid gift cards	41,410	50,242
Deferred income taxes	20,048	21,772
Other current assets	8,050	13,214
Total current assets	268,477	294,455
Long-term receivables	208,322	212,269
Property and equipment, net	289,723	294,375
Goodwill	697,470	697,470
Other intangible assets, net	803,067	806,093
Other assets, net	110,601	110,738
Total assets	$2,377,660	$2,415,400
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$4,720	$7,420
Accounts payable	32,197	30,751
Accrued employee compensation and benefits	10,954	22,435
Gift card liability	107,358	161,689
Accrued interest payable	31,580	13,236
Current maturities of capital lease and financing obligations	11,246	10,878
Other accrued expenses	28,294	21,351
Total current liabilities	226,349	267,760
Long-term debt, less current maturities	1,204,422	1,202,063
Financing obligations, less current maturities	52,010	52,049
Capital lease obligations, less current maturities	121,482	124,375
Deferred income taxes	352,195	362,171
Other liabilities	100,203	98,177
Total liabilities	2,056,661	2,106,595
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; March 31, 2013 - 25,359,057 issued, 19,352,128 outstanding; December 31, 2012 - 25,362,946 issued, 19,197,899 outstanding	254	254
Additional paid-in-capital	267,038	264,342
Retained earnings	325,761	322,045
Accumulated other comprehensive loss	(156)	(152)
Treasury stock, at cost; shares: March 31, 2013 - 6,006,929; December 31, 2012 - 6,165,047	(271,898)	(277,684)
Total stockholders’ equity	320,999	308,805
Total liabilities and stockholders’ equity	$2,377,660	$2,415,400

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended
	March 31,
	2013	2012
	(Unaudited)
Cash flows from operating activities:
Net income	$18,239	$31,344
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	8,836	10,463
Non-cash interest expense	1,503	1,529
Loss on extinguishment of debt	20	2,611
Impairment and closure charges	840	445
Deferred income taxes	(8,253)	(9,626)
Non-cash stock-based compensation expense	3,189	3,789
Tax benefit from stock-based compensation	2,228	4,000
Excess tax benefit from stock options exercised	(966)	(2,421)
Gain on disposition of assets	(318)	(16,733)
Other	2,228	(353)
Changes in operating assets and liabilities:
Receivables	47,216	35,545
Current income tax receivables and payables	16,528	23,724
Other current assets	16,678	173
Accounts payable	1,659	1,660
Accrued employee compensation and benefits	(11,482)	(8,594)
Gift card liability	(54,332)	(54,801)
Other accrued expenses	27,413	21,938
Cash flows provided by operating activities	71,226	44,693
Cash flows from investing activities:
Additions to property and equipment	(1,495)	(4,150)
Proceeds from sale of property and equipment and assets held for sale	—	21,390
Principal receipts from notes, equipment contracts and other long-term receivables	3,810	3,437
Other	68	699
Cash flows provided by investing activities	2,383	21,376
Cash flows from financing activities:
Repayment of long-term debt (including premiums)	(1,200)	(76,037)
Principal payments on capital lease and financing obligations	(2,483)	(3,007)
Payment of debt modification costs	(1,282)	—
Dividends paid on common stock	(14,512)	—
Repurchase of restricted stock	(2,590)	(859)
Proceeds from stock options exercised	3,018	2,045
Excess tax benefit from share-based compensation	966	2,421
Change in restricted cash	(2,681)	(2,639)
Other	—	—
Cash flows used in financing activities	(20,764)	(78,076)
Net change in cash and cash equivalents	52,845	(12,007)
Cash and cash equivalents at beginning of period	64,537	60,691
Cash and cash equivalents at end of period	$117,382	$48,684

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of (i) net income available to common stockholders to (ii) net income available to common stockholders excluding impairment and closure charges; loss on extinguishment of debt; amortization of intangible assets; non-cash interest expense; debt modification costs; and gain on disposition of assets, all items net of taxes (as appropriate), and related per share data:

	Three Months Ended
	March 31,
	2013	2012
Net income available to common stockholders, as reported	$17,910	$29,880
Impairment and closure charges	838	722
Loss on extinguishment of debt	20	2,611
Amortization of intangible assets	3,071	3,075
Non-cash interest expense	1,503	1,529
Debt modification costs	1,296	—
Gain on disposition of assets	(318)	(16,733)
Income tax provision (benefit)	(2,436)	3,399
Net income allocated to unvested participating restricted stock	(77)	140
Net income available to common stockholders, as adjusted	$21,807	$24,623

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$0.93	$1.64
Impairment and closure charges	0.02	0.02
Loss on extinguishment of debt	0.00	0.08
Amortization of intangible assets	0.10	0.10
Noncash interest expense	0.05	0.05
Debt modification costs	0.04	—
Gain on disposition of assets	(0.01)	(0.54)
Net income allocated to unvested participating restricted stock	0.00	0.01
Change due increase in net income	0.01	—
Diluted net income available to common stockholders per share, as adjusted	$1.14	$1.36

Numerator for basic EPS-income available to common stockholders, as adjusted	$21,807	$24,623
Effect of unvested participating restricted stock using the two-class method	3	33
Effect of dilutive securities:
Convertible Series B preferred stock	—	668
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$21,810	$25,324

Denominator for basic EPS-weighted-average shares	18,911	17,682
Effect of dilutive securities:
Stock options	282	316
Convertible Series B preferred stock	—	653
Denominator for diluted EPS-weighted-average shares and assumed conversions	19,193	18,651

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP income before income taxes to EBITDA:

	Three Months Ended	Twelve Months Ended
	March 31, 2013
U.S. GAAP income before income taxes	$30,190	$176,066
Interest charges	29,517	126,714
Loss on extinguishment of debt	20	2,963
Depreciation and amortization	8,836	37,911
Non-cash stock-based compensation	3,189	10,842
Impairment and closure charges	838	4,334
Other	1,448	15,613
Gain on sale of assets	(318)	(86,182)
EBITDA	$73,720	$288,261

Reconciliation of the Company’s cash provided by operating activities to free cash flow:

	Three Months Ended
	March 31,
	2013	2012
Cash flows provided by operating activities	$71,226	$44,693
Principal receipts from notes, equipment contracts and other long-term receivables	3,810	3,437
Dividends paid on common stock	(14,512)	—
Additions to property and equipment	(1,495)	(4,150)
Free cash flow	$59,029	$43,980

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

	Three Months Ended March 31, 2013
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$50,733	$61,131	$16,465	$31,003	$3,837	$163,169
Expense	1,484	26,703	16,289	24,269	—	68,745
Gross segment profit	49,249	34,428	176	6,734	3,837	94,424
Plus:
Depreciation/amortization	2,760	—	529	3,408	—	6,697
Interest charges	—	—	94	4,092	—	4,186
Segment EBITDA	$52,009	$34,428	$799	$14,234	$3,837	$105,307

	Three Months Ended March 31, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$47,540	$60,869	$100,885	$32,005	$4,283	$245,582
Expense	784	26,848	84,183	24,537	655	137,007
Gross segment profit	46,756	34,021	16,702	7,468	3,628	108,575
Plus:
Depreciation/amortization	2,445	—	2,424	3,460	—	8,329
Interest charges	—	—	97	4,354	—	4,451
Segment EBITDA	$49,201	$34,021	$19,223	$15,282	$3,628	$121,355

Restaurant Data

The following table sets forth, for the three months ended March 31, 2013 and 2012, the number of effective restaurants in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. “Effective restaurants” are the number of restaurants in a given period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company, as well as those owned by franchisees and area licensees. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, as well as rental payments under leases that are usually based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended March 31,
	2013	2012	2013	2012
	Applebee’s		IHOP
	(unaudited)
Restaurant Data
Effective restaurants(a)
Franchise	2,006	1,855	1,408	1,374
Area license	—	—	167	164
Company	23	163	12	13
Total	2,029	2,018	1,587	1,551
System-wide(b)
Sales percentage change(c)	(0.4)%	1.7%	2.4%	2.9%
Domestic same-restaurant sales percentage change(d)	(1.3)%	1.2%	(0.5)%	(0.5)%
Franchise(b)(e)
Sales percentage change(c)	7.2%	7.2%	2.3%	2.8%
Domestic same-restaurant sales percentage change(d)	(1.2)%	1.0%	(0.5)%	(0.5)%
Average weekly domestic unit sales (in thousands)	$49.3	$50.1	$34.9	$35.0

(a)         “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)         “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Applebee’s domestic franchise restaurant sales, IHOP franchise restaurant sales and IHOP area license restaurant sales for the three months ended March 31, 2013 and 2012 were as follows:

	Three Months Ended
	March 31,
	2013	2012
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,191.5	$1,111.5
IHOP franchise restaurant sales	$639.3	$624.9
IHOP area license restaurant sales	$64.9	$62.3

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)         “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

(e)          The sales percentage change for the three months ended March 31, 2013 and 2012 for Applebee’s franchise and company-operated restaurants was impacted by the refranchising of 154 company-operated restaurants during 2012.

DineEquity, Inc. and Subsidiaries

Restaurant Data

The following table summarizes our restaurant development activity:

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)
Applebee’s Restaurant Development Activity
Beginning of period	2,034	2,019
New openings:
Franchise	2	6
Total new openings	2	6
Closings:
Franchise	(5)	(4)
Total closings	(5)	(4)
End of period	2,031	2,021
Summary - end of period
Franchise	2,008	1,861
Company	23	160
Total	2,031	2,021

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)
IHOP Restaurant Development Activity
Beginning of period	1,581	1,550
New openings:
Franchise	10	10
Area license	2	—
Total new openings	12	10
Closings:
Franchise	(4)	(5)
Area license	—	(1)
Total closings	(4)	(6)
End of period	1,589	1,554
Summary-end of period
Franchise	1,410	1,377
Area license	167	165
Company	12	12
Total	1,589	1,554